UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2005 (June 20, 2005)

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Five Science Park
New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2005, Genaissance Pharmaceuticals, Inc. (the “Company”) received written notification from The Nasdaq Stock Market that the bid price of its common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”).  Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), the Company has been provided an initial period of 180 calendar days, or until December 19, 2005, to regain compliance. To regain compliance, the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days.

If the Company cannot demonstrate compliance with the Rule by December 19, 2005, the Staff will forward a staff determination notifying the Company that its common stock will be delisted from the Nasdaq National Market unless the Company requests a hearing before the Listing Qualifications Panel.  The Company’s common stock would remain listed on the Nasdaq National Market pending such appeal.

Item 8.01.              Other Events.

On June 21, 2005, the Company and Clinical Data, Inc. (“Clinical Data”) announced that they had entered into an Agreement and Plan of Merger pursuant to which Clinical Data will acquire the Company in a stock-for-stock reverse triangular merger valued at approximately $56 million.  The transaction is subject to certain customary conditions and is expected to close in the fourth calendar quarter of 2005.

On June 21, 2005, the Company issued a press release announcing the signing of the Agreement and Plan of Merger with Clinical Data.  A complete copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.  On June 21, 2005, Clinical Data and the Company sent a letter to the Company’s employees regarding the proposed merger, a complete copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

                (c)           Exhibits.

                                See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: June 21, 2005	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Genaissance Pharmaceuticals, Inc. dated June 21, 2005.

99.2

Letter dated June 21, 2005 to Genaissance employees from Kevin Rakin, President and Chief Executive Officer of Genaissance, and Israel M. Stein, M.D., President and Chief Executive Officer of Clinical Data.